UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 17, 2020

NANOPHASE TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-22333	36-3687863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1319 Marquette Drive, Romeoville, Illinois 60446
(Address of Principal Executive Offices) (Zip Code)

(630) 771-6700
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NANX	OTCQB

Item 1.01. Entry into a Material Definitive Agreement.

On April 17, 2020, Nanophase Technologies Corporation (together with its subsidiary, the “Company”) entered into a promissory note, dated as of April 16, 2020 (the “Note”) in favor of Libertyville Bank and Trust Company, N.A. (the “Lender”) evidencing a loan in the aggregate principal amount of $951,600 (the “Loan”) pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), which was enacted on March 27, 2020.

Interest Rate

The interest rate on the Loan is 1.00% per year.

Maturity

The term of the Loan is two years. The Company will be required to pay any unforgiven principle and interest in eighteen equal monthly installments, with the first payment being due on November 17, 2020 and continuing on the same day of each subsequent month until the date of maturity. The Loan may be prepaid by the Company at any time prior to maturity with no prepayment penalties.

Potential Loan Forgiveness

Under the PPP, the Company may apply for forgiveness of the amount due on the Loan in an amount equal to the sum of the following costs incurred during the 8-week period beginning on the date of the first disbursement of the Loan: (a) payroll costs, (b) any payment of interest on a covered obligation (which shall not include any prepayment of or payment of principal on a covered mortgage obligation), (c) any payment on a covered rent obligation, and (d) any covered utility payment, calculated in accordance with the terms of the CARES Act. No assurance can be provided that the Company will obtain forgiveness of the Loan in whole or in part.

Events of Default

The Loan provides for customary events of default, including payment defaults, cross-defaults on any other loan with the lender, and breaches of the terms of the Note. The Loan may be accelerated upon the occurrence of an event of default, among other remedies available to the Lender.

The foregoing description of the Loan is a summary of, and does not purport to be a complete statement of, the terms of the Note or the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the full text of the Note, a copy of which will be filed with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Company’s next quarterly report under the Securities Act of 1934, as amended (the “Exchange Act”).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On April 21, 2020, the Company issued a press release announcing the receipt of the Loan.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein.

The information, including the exhibit hereto, furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 21, 2020

Forward-Looking Statements

This Current Report on Form 8-K contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act, as amended. Forward-looking statements include those containing such words as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “hopes,” “outlook,” “plans,” “projects,” “should,” “targets,” “will,” “will likely result,” “would,” or other words of similar meaning. All statements that reflect the Company’s expectations, assumptions or projections about the future other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding potential uses of the proceeds of the Loan, potential forgiveness of the Loan, and statements about the Company’s strategies, objectives, goals, targets, outlook, and business and financial prospects. Forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors and are not guarantees of future performance. Actual results, performance or outcomes may differ materially from those expressed in or implied by those forward-looking statements. Important factors that could cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements include: (a) concerns with or threats of, or the consequences of, pandemics, contagious diseases or health epidemics, including the coronavirus pandemic; and (b) the other risk factors disclosed in the Company’s other reports filed with the Commission. The Company disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOPHASE TECHNOLOGIES CORPORATION

Date: April 21, 2020	By:	/s/ Jess Jankowski
Jess Jankowski
Chief Executive Officer